PERSPECTIVE ADVISORY II℠ (09/17)

INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (ICCXX VAXXX)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY
Home Office: Lansing, Michigan
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-873-5654
Bank or Financial Institution Customer Care: 800-777-7779
Fax: 800-943-6761
Hours: 8:00 a.m. to 8:00 p.m. ET
Email: customercare@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable)

Jackson® pre-assigned Contract Number (if applicable)

Primary Owner

- **PLEASE PRINT CLEARLY**
- Please see the Good Order Checklist for additional requirements.

Type of Ownership:

☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

For entity owned, tax qualified contracts (except for Trust owned), the entity owner's W-9 or substitute W-9 should be on file prior to taking a distribution. If not, the distribution may require mandatory Foreign Withholding.

Social Security Number or Tax ID Number

Phone Number (include area code)

U.S. Citizen ☐ Yes ☐ No

Country of Residence

Sex ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy)

Email Address (print clearly)

First Name

Middle Name

Last Name

Non-Natural Owner/Entity Name (if applicable)

Physical Address Line 1 (No P.O. Boxes)

Physical Address Line 2

Physical Address City

State

ZIP

Mailing Address Line 1

Mailing Address Line 2

Mailing Address City

State

ZIP

ICC17 VDA 790 09/17 Page 1 of 12 **V790 09/17**

Page 2 of 12 V790 09/17 LONG-TERM SMART ICC17 VDA 790 09/17 First Name Middle Name Last Name Relationship to Owner Social Security Number Phone Number (include area code) Sex Male FemaleU.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Country of Residence First Name Middle Name Last Name Social Security Number Country of Residence Sex Male FemaleU.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Date of Birth (mm/dd/yyyy) Contingent Annuitant No Joint Annuitant First Name Middle Name Last Name Relationship to Primary Annuitant Social Security Number Phone Number (include area code) Sex Male FemaleU.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Country of Residence Joint Owner Primary Annuitant Joint/Contingent Annuitant Phone Number (include area code) (mm/dd/yyyy)Date of Birth Email Address (print clearly)Date of Birth (mm/dd/yyyy) Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner. Contingent Annuitant must be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

LONG-TERM SMART

Beneficiary(ies)

It is required for Good Order that the Death Benefit Percentage be **whole numbers** and **must** total 100% for each beneficiary type.
If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.

- Please use form X3041 for additional beneficiaries.

☐ Primary | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

ICC17 VDA 790 09/17 Page 3 of 12 **V790 09/17**

LONG-TERM SMART

Annuity Type

☐ Non-Tax Qualified ☐ IRA - Traditional* ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ______

*Tax Contribution Year(s) and Amounts:

Year: ______ $ ______ Year: ______ $ ______

Premium Payment

External Transfers: The Request for Transfer or Exchange of Assets form (X3783) must be submitted if Jackson is to request the release of funds.

- For more than two account transfers, please provide account information on the Letter of Instruction form (X4250) and submit with application.

Select method of payment and note approximate amount:

Check Attached $ ______ Check In Transit $ ______ Wire $ ______

Anticipated total amount from internal transfer(s) $ ______

Anticipated total amount from external transfer(s) **to be requested by Jackson** $ ______

Anticipated total amount from external transfer(s) **to be requested by Producer/Representative or Owner (Jackson will NOT request funds)** $ ______

If Jackson is NOT requesting funds, please provide the following information:

Company releasing funds	Account number	Maturity date	Transfer type	Anticipated transfer amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Statement Regarding Existing Policies or Annuity Contracts

It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (**must** be dated on or before the Application Sign Date to be in Good Order).

I (We) certify that with regard to Jackson National Life Insurance Company® (Jackson) or any other company: (Please select one)

☐ I (We) **do not have** existing life insurance policies or annuity contracts.

☐ I (We) **do have** existing life insurance policies or annuity contracts.

Notice to Producer/Representative: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Producer/Representative and Applicant, with the Application.

Are you replacing an existing life insurance policy or annuity contract? ☐ **Yes** ☐ **No**

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy) ______

If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

ICC17 VDA 790 09/17 Page 4 of 12 **V790 09/17**

LONG-TERM SMART

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.
- Other Systematic Investment Options may be available. Please see Systematic Investment form (V5675).

Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 10.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ________ **OR** ☐ Immediately after issue.

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson will default the start date and all subsequent transfer dates to the 28th.

%	Special Dollar Cost Averaging (DCA+) ($15,000 contract minimum)
	6-month (030)
	12-month (032)

If DCA+ allocation is 100%, use the Premium Allocation section below to allocate your Designated Option(s).

If DCA+ allocation is less than 100%, use Systematic Investment Form (V5675) to allocate your Designated Option(s).

If selected, the total number of elections in the Premium Allocation section may not exceed 98.

The 6- or 12-month DCA+ account will earn interest at the rate of the 1-Year Fixed Account Option unless a promotional rate applies.

Premium Allocation

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

%	Traditional Investments — Equity Investments
	JNL® Multi-Manager Mid Cap (663)
	JNL Multi-Manager Small Cap Growth (116)
	JNL Multi-Manager Small Cap Value (208)
	JNL/American Funds® Balanced (150)
	JNL/American Funds Blue Chip Income and Growth (339)
	JNL/American Funds Global Small Capitalization (341)
	JNL/American Funds Growth-Income (342)
	JNL/BlackRock Large Cap Select Growth (102)
	JNL/DFA U.S. Core Equity (115)
	JNL/Franklin Templeton Founding Strategy (062)
	JNL/Franklin Templeton Global (069)
	JNL/Franklin Templeton Income (075)

%	Traditional Investments — Equity Investments (cont. from previous column)
	JNL/Franklin Templeton Mutual Shares (064)
	JNL/Invesco Mid Cap Value (132)
	JNL/Invesco Small Cap Growth (195)
	JNL/JPMorgan MidCap Growth (101)
	JNL/Mellon Capital Dow℠ Index (145)
	JNL/Mellon Capital MSCI KLD 400 Social Index (667)
	JNL/Mellon Capital Nasdaq® 100 (222)
	JNL/Mellon Capital S&P® 400 MidCap Index (124)
	JNL/Mellon Capital S&P 500® Index (123)
	JNL/Mellon Capital Small Cap Index (128)
	JNL/MFS Mid Cap Value (207)
	JNL/Oppenheimer Global Growth (173)
	JNL/PPM America Mid Cap Value (293)

%	Traditional Investments — Equity Investments (cont. from previous column)
	JNL/PPM America Small Cap Value (294)
	JNL/PPM America Value Equity (106)
	JNL/T. Rowe Price Established Growth (111)
	JNL/T. Rowe Price Mid-Cap Growth (112)
	JNL/T. Rowe Price Value (149)
	JNL/WMC Balanced (104)
	JNL/WMC Value (179)

PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7.

ICC17 VDA 790 09/17 Page 5 of 12 **V790 09/17**

LONG-TERM SMART

Premium Allocation (continued from page 5)

Total number of allocation selections may not exceed 99.

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

%	Traditional Investments
	International
	JNL/American Funds International (343)
	JNL/American Funds New World (344)
	JNL/Causeway International Value Select (126)
	JNL/Franklin Templeton International Small Cap Growth (250)
	JNL/Invesco China-India (273)
	JNL/Invesco International Growth (113)
	JNL/Mellon Capital Emerging Markets Index (349)
	JNL/Mellon Capital International Index (129)

%	Traditional Investments
	Sector
	JNL/Mellon Capital Consumer Brands Sector (185)
	JNL/Mellon Capital Financial Sector (189)
	JNL/Mellon Capital Healthcare Sector (188)
	JNL/Mellon Capital Oil & Gas Sector (190)
	JNL/Mellon Capital Technology Sector (187)

%	Traditional Investments
	Specialty
	JNL/DoubleLine® Shiller Enhanced CAPE® (659)
	JNL/Mellon Capital 10 x 10 (243)
	JNL/Mellon Capital European 30 (299)
	JNL/Mellon Capital Global 30 (183)
	JNL/Mellon Capital Index 5 (242)
	JNL/Mellon Capital JNL 5 (224)
	JNL/Mellon Capital Pacific Rim 30 (298)
	JNL/Mellon Capital S&P SMid 60 (248)
	JNL/S&P 4 (292)
	JNL/S&P Competitive Advantage (274)
	JNL/S&P Dividend Income & Growth (278)
	JNL/S&P Intrinsic Value (279)
	JNL/S&P Total Yield (280)
	JNL/S&P Mid 3 (363)

%	Traditional Investments
	Fixed Income
	JNL/American Funds Global Bond (340)
	JNL/Crescent High Income (660)
	JNL/DoubleLine Total Return (636)
	JNL/Franklin Templeton Global Multisector Bond (348)
	JNL/Goldman Sachs Core Plus Bond (110)
	JNL/JPMorgan U.S. Government & Quality Bond (109)
	JNL/Mellon Capital Bond Index (133)
	JNL/Neuberger Berman Strategic Income (361)
	JNL/PIMCO Credit Income (604)
	JNL/PIMCO Real Return (078)
	JNL/PIMCO Total Return Bond (127)
	JNL/PPM America Floating Rate Income (346)
	JNL/PPM America High Yield Bond (136)
	JNL/PPM America Total Return (662)
	JNL/T. Rowe Price Short-Term Bond (076)
	JNL/WMC Government Money Market (107)

PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.

ICC17 VDA 790 09/17 Page 6 of 12 **V790 09/17**

Premium Allocation Page 7 of 12 V790 09/17 LONG-TERM SMART ICC17 VDA 790 09/17 (continued from pages 5 and 6) % Tactically Managed Strategies % Alternative Investments (068) JNL/Invesco Global Real Estate (206) Natural Resources (066) JNL/BlackRock Global Infrastructure and MLP (347) JNL/Brookfield JNL/BlackRock Global Allocation (345) JNL/FPA + DoubleLine (305)Flexible Allocation % Asset Allocation JNL Disciplined Moderate (070) JNL Disciplined Moderate Growth (071) JNL Disciplined Growth (072) Alt 20 (301) JNL Institutional JNL Institutional Alt 35 (302) Alt 50 (303) JNL Institutional JNL/American Funds Balanced Allocation (357) Growth Allocation (358) JNL/American Funds JNL/S&P Managed Conservative (227) JNL/S&P Managed Moderate (226) JNL/S&P Managed Moderate Growth (117) JNL/S&P Managed Growth (118) JNL/S&P Managed Aggressive Growth (119) % Fixed Account Options 3-Year 1-Year 5-Year 7-Year (041) (043) (045) (047) JNL/AQR Large Cap Relaxed Constraint Equity JNL/T. Rowe Price Capital Appreciation (637) JNL/DFAModerate Allocation JNL/DFA Growth Allocation (665) (664) Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. NOTE: The Contract permits Jackson, without advance notice (state variations may apply), to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives. Total number of allocation selections may not exceed 99.

LONG-TERM SMART

Optional Guaranteed Minimum Withdrawal Benefits

- All optional GMWBs may not be available in all states and once selected cannot be changed.
- **Optional GMWBs: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

May select only **one** For Life GMWB or GMWB.

LifeGuard Freedom Flex® [1]

For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Option for Good Order.

Bonus%: AND **Income Stream℠ Option (GAWA%)[2]:**

- ☐ 5%
- ☐ 6%
- ☐ 7%

- ☐ Income Stream Max
- ☐ Income Stream Plus
- ☐ Income Stream Value

LifeGuard Freedom Flex DB [1,6]

For Life GMWB with 6% Bonus, Annual Step-Up, and Death Benefit (Ages 35-72)

Income Stream Option (GAWA%)[2]: (**Must** select one)

- ☐ Income Stream Max
- ☐ Income Stream Plus
- ☐ Income Stream Value

LifeGuard Freedom Flex w/ Joint Option [1,3,4,5]

Joint For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Option for Good Order.

Bonus%: AND **Income Stream Option (GAWA%)[2]:**

- ☐ 5%
- ☐ 6%
- ☐ 7%

- ☐ Income Stream Plus
- ☐ Income Stream Value

LifeGuard Freedom Net® [1]

For Life GMWB with 6% Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Option (GAWA%)[2]: (**Must** select one)

- ☐ Income Stream Max
- ☐ Income Stream Plus
- ☐ Income Stream Value

☐ MarketGuard Stretch® [7]

GMWB (Ages 0-80)

Original Owner's Date of Death (mm/dd/yyyy)

____

LifeGuard Freedom Net w/ Joint Option [1,3,4,5]

Joint For Life GMWB with 6% Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Option (GAWA%)[2]: (**Must** select one)

- ☐ Income Stream Plus
- ☐ Income Stream Value

[1] May not be selected on beneficiary Stretches or Non-Qualified Stretches.
[2] Availability of the Income Stream Options (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your representative for availability. Varying charges apply.
[3] For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 2 (including the "Relationship to Owner" box) is properly completed.
[4] For Qualified plans, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 3 (including the "Relationship to Owner" box) is properly completed.
[5] For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
[6] May not be selected in combination with an Optional Guaranteed Minimum Death Benefit on page 9.
[7] May only be selected on beneficiary Stretches and Non-Qualified Stretches. May not be selected in combination with an Optional Guaranteed Minimum Death Benefit on page 9.

Optional Benefits are continued on page 9.

ICC17 VDA 790 09/17 Page 8 of 12 **V790 09/17**

LONG-TERM SMART

Optional Guaranteed Minimum Death Benefits

- If no Optional GMDB is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- All optional benefits may not be available in all states and once selected cannot be changed.
- **Optional GMDBs: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

May select only **one** GMDB.

☐ **Return of Premium Guaranteed Minimum Death Benefit** [1] (Ages 0-80)

☐ **Highest Quarterly Anniversary Value Guaranteed Minimum Death Benefit** [1] (Ages 0-79)

5% Roll-Up Guaranteed Minimum Death Benefit [1] (4% if the Owner is age 70 or older on the date of issue) (Ages 0-79)

☐ With Highest Quarterly Anniversary Value Guaranteed Minimum Death Benefit

☐ Without Highest Quarterly Anniversary Value Guaranteed Minimum Death Benefit

[1] May not be selected on beneficiary Stretches, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB or MarketGuard Stretch on page 8.

Telephone/Electronic Transfer Authorization

- **If no election is made, Jackson will default to "No."**
- This authorization is not extended to Authorized Callers.

By checking "Yes," I (we) authorize Jackson to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Producer/Representative, subject to Jackson's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ **Yes** ☐ **No**

I (We) release Jackson, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

ICC17 VDA 790 09/17 Page 9 of 12 **V790 09/17**

LONG-TERM SMART

Authorized Caller

- This authorization is not extended to Telephone/ Electronic Transfer Authorization.

If you want to authorize an individual other than your Producer/Representative to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)

Electronic Delivery Authorization

- If no election is made, Jackson will default to "No."
- **Selection of "ALL DOCUMENTS" excludes quarterly statements.**
- Please provide one email address and print clearly.
- If you authorize Electronic Delivery but do not provide an email address or the address is illegible, Electronic Delivery will not be initiated.

Do you consent to Electronic Delivery of documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semiannual reports

☐ Transaction confirmations ☐ Other Contract-related correspondence

My email address is: ____________________

I (We) will notify the company of any new email address.

This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson's website. For jointly owned contracts, all Joint Owners are consenting to electronic delivery and use of the single email address above. Please contact the appropriate Jackson Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. Please make certain you have given Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form.

Notice to Applicant

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Important Information related to Systematic Investments:
Systematic Investing does not ensure a profit or protect against loss in a declining market. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options.

ICC17 VDA 790 09/17 Page 10 of 12 **V790 09/17**

Client Acknowledgments Page 11 of 12 V790 09/17 LONG-TERM SMART ICC17 VDA 790 09/17 Owner's Signature Date Signed (mm/dd/yyyy) State where signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Client Signatures State where signed 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be re-determined each Redetermination Date. The re-determined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. (Only applicable to Contracts with a Fixed Account Option.) 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to a Market Value Adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Only applicable to Contracts with a Fixed Account Option.) 10. I (We) understand that Jackson issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative. Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency It is required for Good Order that all applicable parties to the Contract sign here.

Page 12 of 12 V790 09/17 LONG-TERM SMART ICC17 VDA 790 09/17 Producer/Representative Acknowledgments I did not use sales material(s) during the presentation of this Jackson product to the applicant. I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant. Producer/Representative #1 Signature Date Signed(mm/dd/yyyy) First Name Middle Name Last Name Email Address Business Phone Number (include area code) Jackson Prod./Rep. No. Producer/Representative Name #2 Producer/Representative Name #3 Jackson Producer/Representative Number Jackson Producer/Representative Number (print clearly) Extension Producer/Representative Name #4 Jackson Producer/Representative Number Complete this certification regarding sales material section only if: Your client has other existing policies or annuity contracts AND Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract. By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs. 3. The Producer/Representative's Certification Regarding Sales Material has been answered correctly. 4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that this replacement (if applicable) is consistent with that position. 5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief. 6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 7. I have complied with requirements for disclosures and/or replacements as necessary. I certify that: If more than one Producer/Representative is participating on this case, please provide the additional Producer/Representative names and Jackson Producer/Representative numbers for each.